Exhibit 10.50

SECURITY AGREEMENT [28139]

dated as of December 21, 2006

between

HAWAIIAN AIRLINES, INC.,
Borrower

and

C.I.T. LEASING CORPORATION,
Security Agent

_______________________

One Boeing Model 767-300ER Aircraft
Manufacturer’s Serial Number 28139
bearing U.S. Registration N582HA
with Two (2) Pratt and Whitney Model 4060-3 Engines

_______________________

i

ii

Section 15.07	Authorization of Financing Statements	38
Section 15.08	Severability	38
Section 15.09	No Oral Modifications or Continuing Waivers	38
Section 15.10	Successors and Assigns	38
Section 15.11	Headings	38
Section 15.12	Governing Law; Counterpart Form	38
Section 15.13	WAIVER OF JURY TRIAL	39
Section 15.14	Counterparts	39

EXHIBIT A	—	Description of Aircraft
EXHIBIT B	—	Schedule of Countries Authorized for Domicile of Lessees

ANNEX A	—	Insurance
ANNEX B	—	Relevant Loan Agreement Definitions

iii

SECURITY AGREEMENT [28139], dated as of December 21, 2006 (the “Security Agreement”), between HAWAIIAN AIRLINES, INC. (the “Borrower”) and C.I.T. LEASING CORPORATION, as Security Agent hereunder (together with its successors hereunder in such capacity, the “Security Agent”).

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

WHEREAS, the Lenders have agreed to make a Loan to the Borrower in accordance with the terms of the Loan Agreement [28139] dated as of December 21, 2006 (the “Loan Agreement”) among the Borrower, C.I.T. Leasing Corporation, as Administrative Agent and Original Lender, the Lenders named therein and the Security Agent.

WHEREAS, the Borrower desires by this Security Agreement, among other things, to provide for the assignment, mortgage and pledge by the Borrower to the Security Agent, as the Estate hereunder, of the Borrower’s right, title and interest in and to the Aircraft and the payments and other amounts received in respect thereof in accordance with the terms hereof, as security for, among other things, the Borrower’s obligations to the Lenders, and for the benefit and security of the Lenders;

WHEREAS, all things have been done to make the Notes, when executed by the Borrower, the valid obligations of the Borrower; and

WHEREAS, all things necessary to make this Security Agreement the valid, binding and legal obligation of the Borrower, for the uses and purposes herein set forth and in accordance with its terms, have been done and performed and have happened;

— GRANTING CLAUSE —

NOW, THEREFORE, THIS SECURITY AGREEMENT WITNESSETH, that, to secure (i) the prompt payment of the principal of and and interest on, Prepayment Fee (if any), and all other amounts due with respect to, all Notes from time to time outstanding under the Loan Agreement and the performance and observance by the Borrower of all the agreements, covenants and provisions for the benefit of the Security Agent herein and for the benefit of the Lenders, the Administrative Agent and the Security Agent in the Loan Agreement and the Notes contained, and the prompt payment of any and all amounts from time to time owing hereunder and under the Loan Agreement and the other Transaction Documents (collectively, the “Secured Obligations”) for the security and benefit of the Lenders, the Administrative Agent, and the Security Agent and (ii) the prompt payment of the Other Secured Obligations and the performance and observance by the Borrower of all the agreements, covenants and provisions of the Other Transaction Documents for the security and benefit of the Other Secured Parties, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Notes by the Lenders, and of the sum of $1 and other good and valuable consideration paid to the Borrower by the Security Agent at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Security Agent and its successors and assigns, a first priority security interest in, a first mortgage lien upon and, to the extent applicable under the Cape Town Convention, a first priority international interest in, all right, title and interest of the Borrower in, to and under the following described property, rights and privileges (which collectively, including all property hereafter specifically subjected to the Lien of this Security Agreement, shall constitute the “Estate”), to wit:

1.             the Aircraft and all Replacement Engines to which the Borrower shall from time to time acquire title as provided herein, all as more particularly described in Exhibit A hereto, and all records, logs, manuals, data and inspection, modification and overhaul records and other documents at any time maintained with respect to the foregoing property;

2.             all warranties relating to the Aircraft (including warranties of title, merchantability, fitness for a particular purpose, quality and freedom from defects to the extent transferred to the Borrower by the Bills of Sale or otherwise running in favor of the Borrower, together in each case under this clause 2 with all rights, powers, privileges, options and other benefits of the Borrower thereunder with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do thereunder;

3.             each Lease, to the extent assigned under any lease assignment pursuant to Section 3.03(g), together with all rights, powers, privileges, options and other benefits thereunder, including the right to receive and collect all payments thereunder and to make all waivers and agreements, to give and receive notices, and to take all action thereunder or in respect thereof, as and to the extent provided in the applicable lease assignment;

4.             all insurance and requisition proceeds with respect to the Aircraft or any part thereof;

5.             all logs, manuals, books, flight and other records, maintenance records and other similar information relating to the Aircraft, including, without limitation, all such logs, manuals and data required to be maintained by the  FAA or the relevant aeronautical authority or by the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered, as well as all right, title and interest of the Borrower in, to and under the overhaul, repair and maintenance manuals, programs and catalogues which are a part of or used in connection with the maintenance program for the Aircraft, and all claims or rights to payments thereunder and proceeds therefrom;

6.             all tolls, rents, revenues, issues, income, products, profits, estate, right, title, interest and claims whatsoever, at law as well as in equity, which the Borrower may have or possess on the date hereof or to which the Borrower may hereafter become legally or equitably entitled, directly or indirectly, from, in or to the property described in clauses 1 through 5 above inclusive, including all payments or proceeds payable to the Borrower with respect to the Aircraft as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Borrower in and to the same;

7.             all “general intangibles” (as such term is defined in Article 9 of the Uniform Commercial Code) of the Borrower relating to the foregoing collateral; and

8.             all proceeds of the foregoing.

Any and all properties referred to in this Granting Clause which are hereafter acquired by the Borrower, shall, without further conveyance, assignment or act by the Borrower or the Security Agent thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

Notwithstanding any of the foregoing provisions of this Granting Clause, so long as no Event of Default shall have occurred and be continuing, the Borrower shall have the right, to the exclusion of the Security Agent, the Lenders and the Other Secured Parties, (i) to quiet enjoyment of the Aircraft, the Airframe and the Engines, and to possess, use, retain and control the Aircraft, the Airframe, the Engines and the Estate, and all revenues, income and profits derived therefrom and (ii) with respect to the agreements and instruments included in the Estate pursuant to clauses 2 and 3 of the Granting Clause (the “Assigned Agreements”), to exercise in the Borrower’s name all rights and powers of the Borrower under the Assigned Agreements and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity or other obligation under the Assigned Agreements; provided, further, that upon the occurrence and during the continuation of an Event of Default, the Security Agent shall be entitled to enter into any amendment, modification, supplement, rescission, cancellation or termination of the Assigned Agreements to the extent reasonably necessary or advisable to protect and preserve the Estate or the Security Agent’s interest therein.

— HABENDUM CLAUSE —

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Agent, its successors and assigns, in trust for the benefit and security of the Lenders, the Administrative Agent and the Security Agent, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

The Borrower does hereby constitute the Security Agent the true and lawful attorney of the Borrower (which appointment is coupled with an interest), irrevocably, with full power (in the name of the Borrower or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds except as otherwise provided elsewhere herein) due and to become due under or arising out of all property which now or hereafter constitutes part of the Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Security Agent may deem to be necessary or advisable in the premises; provided that the Security Agent agrees not to exercise such power of attorney unless an Event of Default shall be continuing.

The Borrower does hereby warrant and represent that (except as permitted herein) it has not assigned or pledged any of its right, title, and interest hereby assigned to anyone other than the Security Agent.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Section 1.01   Definitions. For all purposes of this Security Agreement the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined).  Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time in accordance with the applicable provisions thereof and of the other Transaction Documents.  Unless otherwise specified, Section and Article references are to Sections and Articles of this Security Agreement.  Terms as defined in the Loan Agreement are included in Annex B hereto.

“Actual Knowledge” is defined in the Loan Agreement.

“Additional Insured(s)” means the Security Agent, the Administrative Agent, the Lenders and the Borrower in its capacity as lessor under any Lease together with their respective officers, directors, employees, servants, agents, successors and assigns.

“Administrative Agent” is defined in the Loan Agreement.

“Affiliate” is defined in the Loan Agreement.

“After-Tax Basis” means, with respect to any amount that is required by any Transaction Document to be paid on an After-Tax Basis, to any Indemnitee (or to any other Person for the account or benefit of any Indemnitee), payment of such amount, increased to the extent necessary so that such payment, after subtracting the amount of all Taxes payable to any taxing authority as a result of the receipt or accrual of such payment (taking into account any savings in Taxes with respect to the indemnified Taxes or other liability in respect of which such payment is due), shall be equal to the amount that is required to be paid on an After-Tax Basis.

“Agreed Value” means, with respect to the Aircraft, an amount at all times not less than 115% of the aggregate outstanding principal amount of the Notes.

“Aircraft” means the Airframe together with the two (2) Engines whether or not such Engines are installed on the Airframe or any other airframe, and, where the context permits, all logs, manuals, data and inspection, modification and overhaul records maintained with respect to the foregoing property; provided, however, that for purposes of Article VI and Annex A, the term “Aircraft” shall not include logs, manuals, data or inspection, modification or overhaul records.

“Airframe” means the Boeing (also shown as BOEING on the International Registry drop-down menu) Model 767-300ER (also shown as 767-300 on the International Registry drop-down menu) aircraft (excluding Engines or engines) specified by United States Registration Number and Manufacturer’s Serial Number in Exhibit A and any and all related Parts.

“Bills of Sale” means the FAA Bill of Sale and the Warranty Bill of Sale.

“Business Day” is defined in the Loan Agreement.

“Cape Town Convention” means collectively, the official English language texts of the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Convention or the Protocol by the “Supervisory Authority” (as defined in the Consolidated Text), the International Registry or “Registrar” (as defined in the Consolidated Text) or any other international or national, body or authority, all as in effect in the United States or other relevant Contracting State (as used in the Consolidated Text).  All references to articles or sections of the Cape Town Convention shall mean the article or section of the Consolidated Text. Except to the extent otherwise defined in the Transaction Documents, terms used in the Transaction Documents that are defined in the Cape Town Convention shall when used in relation to the Cape Town Convention have the meanings ascribed to them in the Cape Town Convention.

“Civil Reserve Air Fleet Program” or “CRAF” means the Civil Reserve Air Fleet Program administered by the United States Government or any substantially similar program.

“Closing” is defined in the Loan Agreement.

“Consolidated Text” means the combination of the Convention or the Protocol (each as defined in the definition of Cape Town Convention) that was authorized and created pursuant to Resolution No. 1 adopted by the Cape Town Diplomatic Conference and any reference to a provision of the Consolidated Text is a reference to the provision of the Convention or the Protocol from which it is derived.

“Dollars”, “Dollar” and “$” means the lawful currency of the United States of America.

“Eligible Account” means an account established by and with an Eligible Institution acting at the request of the Security Agent, with respect to which such Eligible Institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the UCC), (c) the Security Agent shall be the “entitlement holder” (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Security Agent to the exclusion of the Borrower, and (e) the “securities intermediary jurisdiction” (under Section 8-110(e) of the UCC) shall be the State of New York.

“Eligible Institution” means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s of at least A2 and S&P of at least A, or its equivalent.

“Engine” means (i) each of the two (2) Pratt & Whitney (also shown as PRATT & WHITNEY on the International Registry drop-down menu) Model PW4060 (also shown as PW4000 94 on the International Registry drop-down menu) engines listed by Engine Manufacturer’s Serial Numbers in Exhibit A, whether or not from time to time installed on the Airframe or any other airframe; (ii) any Replacement Engine which may from time to time be substituted for any Engine pursuant to the terms hereof; and (iii) in each case, any and all related Parts.  The term “Engines” means, as of any date of determination, both Engines then subject to the lien hereof.  At such time as a Replacement Engine shall be substituted for an Engine pursuant to the terms hereof, such replaced Engine shall cease to be an Engine hereunder.

“Engine Manufacturer” means United Technologies Corporation, Pratt & Whitney Division, a Delaware corporation.

“Estate” is defined in the granting clause hereof.

“Event of Default” is defined in the Loan Agreement.

“Event of Loss” with respect to the Aircraft, Airframe, or any Engine means any of the following events with respect to such property:  (i) the loss of such property, or of the use thereof, due to the destruction of or damage to such property which renders repair uneconomical or which renders such property permanently unfit for normal use by the Borrower for any reason whatsoever; (ii) any damage to such property which results in the receipt of insurance proceeds with respect to such property on the basis of an actual, constructive or compromised total loss; (iii) theft, hijacking, disappearance or requisition for use or hire of such property which deprives the Borrower of possession and/or use of such property for a period in excess of 180 consecutive days, other than a requisition of use (but not title) by the U.S. Government or any agency or instrumentality thereof which bears the full faith and credit of the U.S. Government (it being understood that activation of the Aircraft under CRAF is not to be regarded as a “confiscation, condemnation, seizure or requisition for use of hire”); (iv) the confiscation, condemnation, or seizure, or requisition of title or other compulsory acquisition of title for any reason, of such property by any governmental or purported governmental authority (other than a requisition of use (but not title) by a Permitted Government Entity or any agency or instrumentality thereof which bears the full faith and credit of such Permitted Government Entity); (v) as a result of any law, rule, regulation, order or other action by the FAA or other similar governmental body of the government of registry of the Aircraft having jurisdiction, use of such type of property in the normal course of the business of air transportation shall have been prohibited for a period of twelve (12) consecutive months, or for such longer period, up to a maximum of six (6) additional months, so long as the Borrower is diligently attempting to bring the Aircraft, Airframe or any such Engine into conformity with such law, rule or regulation, and (vi) any event treated as an Event of Loss pursuant to Section 3.03(d) hereof.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

“Expense” or “Expenses” means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out of pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of whatever kind and nature, other than internal costs and expenses.

“FAA Application for Registration” means the application for registration of the Aircraft in the name of the Borrower filed with the FAA.

“FAA Bill of Sale” means a bill of sale conveying the Aircraft from the Seller to the Borrower on AC Form 8050-2 or such other form as may be approved by the FAA.

“Federal Aviation Act” means subtitle VII of Title 49 of the United States Code, or any successor provision.

“Federal Aviation Administration” and “FAA” mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

“Foreign Air Carrier” means any air carrier which is not a U.S. Air Carrier, which is certificated under the Federal Aviation Act for operations to and from the United States, and which performs maintenance, preventative maintenance and inspections for the Aircraft, Airframe and/or any Engine or engine to standards which are approved by, or which are substantially equivalent to those required by, the Federal Aviation Administration, the Civil Aviation Authority of the United Kingdom, the Direction Generale de l’Aviation Civile of the French Republic, the Luftfahrt Bundesamt of the Federal Republic of Germany, the Nederlandse Luchtvaart Authoriteit of the Kingdom of the Netherlands, the Ministry of Transportation of Japan or the Federal Ministry of Transport of Canada (and any agency or instrumentality of the applicable government succeeding to the functions of any of the foregoing entities).

“Funding Date” is defined in the Loan Agreement.

“Inchoate Liens” mean inchoate Liens of the type described in Section 7.01(ii) for Taxes not yet due or being contested in good faith and 7.01(iii) (other than, in the case of said clause (iii), contested Liens).

“Indemnitee” or “Indemnitees” means the Security Agent, the Administrative Agent, the Lenders and each of their respective successors, permitted assigns, directors, officers, and employees.

“International Registry” has the meaning set forth in the Consolidated Text.

“Lease” means any lease agreement permitted by the terms of Section 3.03 hereof.

“Lender” means, at any time, any registered holder of one or more Notes, as reflected in the Note Register, and shall include the Original Lender.

“Lessee” means any air carrier permitted to lease the Aircraft, the Airframe, or any Engine as provided in Section 3.03 hereof.

“LIBOR Breakage Costs” is defined in the Loan Agreement.

“Lien” means any mortgage, pledge, lien, claim, encumbrance, lease, security interest or other lien of any kind on property.

“Loan” means the money borrowed on the Funding Date by the Borrower from the Lenders.

“Loan Agreement” means that certain Loan Agreement [28139], dated as of December 21, 2006, among the Borrower, the Administrative Agent, the Original Lender, the Lenders and the Security Agent, as such Loan Agreement may be amended, modified or supplemented from time to time pursuant to the applicable provisions thereof.

“Maintenance Program” means the maintenance program for the Aircraft of the Borrower or a Lessee which is approved by the government of registry of the Aircraft.

“Mandatory Modification” is defined in Section 4.03.

“Manufacturer” means The Boeing Company.

“Moody’s” means Moody’s Investor Service, Inc.

“Note” means the Note originally issued pursuant to the Loan Agreement and any Note issued in exchange therefor or replacement thereof.

“Note Register” is defined in the Loan Agreement.

“Optional Modification” is defined in Section 4.03.

“Original Lender” means C.I.T. Leasing Corporation.

“Other Loan Agreement” means each of (a) that certain Loan Agreement [28140] dated on or about the date hereof and (b) that certain Loan Agreement [28141] dated on or about the date hereof, each among the Borrower, the Original Lender, the Security Agent and the Administrative Agent, wherein the Original Lender provides a direct loan to Borrower for the financing of one or more of two (2) other Boeing 767-300ER aircraft, as each such Other Loan Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof, provided that at the relevant time such Original Lender remains a “Lender” holding an interest not less than the interest held by “Required Lenders” (as defined in each such Other Loan Agreement) under and as defined in such Other Loan Agreement.

“Other Security Agreement” means each Security Agreement as defined in each Other Loan Agreement.

“Other Notes” means the “Notes” as defined in each Other Loan Agreement.

“Other Transaction Documents” means the “Transaction Documents” as defined in each Other Loan Agreement.

“Other Secured Obligations” means the “Secured Obligations” as defined in each Other Security Agreement.

“Other Secured Parties” means the “Lenders”, the “Administrative Agent” and the “Security Agent” as defined in each Other Security Agreement.

“Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which are from time to time incorporated or installed in or attached to the Airframe or any Engine (other than equipment installed pursuant to Section 4.04 hereof) and all such items which are subsequently removed therefrom so long as the Lien of this Security Agreement shall cover the same pursuant to the terms hereof.

“Permitted Government Entity” means (i) the U.S. Government or (ii) the national government of Canada, France, Switzerland, the Netherlands, Germany, the United Kingdom or Japan or any instrumentality or agency thereof that is backed by the full faith and credit of such national government, if the Aircraft is then registered under the laws of such country.

“Permitted Investments” means those investments described in Section 12.01 hereof.

“Permitted Lien” shall have the meaning set forth in Section 7.01 hereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Potential Default” is defined in the Loan Agreement.

“Prepayment Fee”  is defined in the Loan Agreement.

“Replacement Engine” is defined in Section 5.02.

“Required Lenders” is defined in the Loan Agreement.

“Secured Obligations” is defined in the Granting Clause of this Agreement.

“Section 1110” means 11 U.S.C. § 1110 of the Bankruptcy Code or any successor section of the federal bankruptcy law in effect from time to time.

“Security Agent Liens” means any Lien attributable to the Security Agent with respect to the Aircraft, any interest therein, or any other portion of the Security Agreement Estate, arising as a result of (a) claims against the Security Agent in its individual capacity not related to its interest in the Aircraft or the administration of the Estate pursuant to the Security Agreement, (b) acts of the Security Agent not permitted by, or failure of the Security Agent to take any action required by, the Transaction Documents, (c) Taxes against the Security Agent or any of its

Affiliates not required to be indemnified by Borrower under the Loan Agreement, or (d) claims against the Security Agent arising out of the transfer by the Security Agent of all or any portion of its interest in the Estate, other than a transfer pursuant to the exercise of remedies set forth in Article IX of the Security Agreement.

“Security Agreement” has the meaning set forth in the introductory paragraph hereof, as the same may be amended, modified or supplemented from time to time.

“Seller” means AWMS I, a Delaware statutory trust.

“S&P “ means Standard and Poor’s Ratings Services.

“Tax” or “Taxes” is defined in the Loan Agreement.

“Threshold Amount” means $500,000

“Transaction Documents” is defined in the Loan Agreement.

“UCC” or “Uniform Commercial Code” is defined in the Loan Agreement.

“U.S.” means the United States of America (including all states and political subdivisions thereof).

“U.S. Air Carrier” means any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) of the Federal Aviation Act, and holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code (or the equivalent authority issued by the Civil Aeronautics Board under the predecessor regulatory laws, rules and regulations) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“War Risk Insurance” means war risk and allied perils insurance covering (i) hull risks in respect of the Aircraft and (ii) liability risks in respect of the Aircraft.

“Warranty Bill of Sale” is defined in the Loan Agreement.

“Wet Lease” means any arrangement whereby the Borrower agrees to furnish the Airframe, Engines or engines installed thereon to a third party pursuant to which such Airframe, Engines or engines (i) are operated by pilots who are regular employees of the Borrower, and (ii) such property is maintained by the Borrower.

ARTICLE II

[RESERVED]

ARTICLE III

REGISTRATION AND MAINTENANCE; OPERATION; POSSESSION AND LEASES; INSIGNIA

Section 3.01         Registration and Maintenance.  The Borrower shall:  (1) (a) on the Funding Date, cause the Aircraft to be duly registered in its name and, at all times thereafter, cause the Aircraft to remain duly registered in the United States of America in its name under the Federal Aviation Act (except to the extent that the Aircraft is registered in another country pursuant to the terms of Section 3.03(g) hereof) and (b) on the Funding Date, cause this Security Agreement to be duly filed for recording with the FAA and cause the international interest granted in the Airframe and Engines pursuant to the Security Agreement to be registered pursuant to the Cape Town Convention, subject to the Security Agent providing its consent to the International Registry with respect thereto, and, at all times thereafter, so long as any Note shall be outstanding or any amount shall be owing to any Lender, cause the Security Agreement to be maintained of record as a first priority (subject to Permitted Liens) and perfected mortgage on the Aircraft (or, in the case of registration of the Aircraft outside of the United States, cause to be in force and effect documentation appropriate for that jurisdiction that protects the interests of the Lenders on a first priority (subject to Permitted Liens) and perfected basis, including, without limitation, pursuant to the Cape Town Convention, if applicable); (2) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (a) so as to keep the Aircraft in as good an operating condition as when delivered to the Borrower by the Seller (ordinary wear and tear excepted) and so as to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times under the Federal Aviation Act (or under the applicable requirements of another country of registry) except when (i) the Aircraft is being stored and is not operational, provided, however, during such period of time the Airframe and each Engine (as applicable) shall be maintained in compliance with a storage maintenance program applicable to the Airframe and Engines and approved by the Manufacturer, the Engine Manufacturer and the FAA, (ii) the Aircraft is being serviced, repaired, maintained, overhauled, tested or modified, in each case in compliance with the terms hereof, or (iii)  laws or regulations affecting airworthiness are being contested in good faith and by appropriate proceedings so long as such proceedings do not materially adversely affect the Security Agent or its interest in the Aircraft, and (b) in accordance with the Maintenance Program for the Aircraft and except during periods when a Lease is in effect, the same standards as the Borrower uses with respect to aircraft of similar size in its fleet and, during a period when a Lease is in effect, the same standards used by the Lessee thereunder with respect to similar aircraft of similar size in its fleet and operated by such Lessee in similar circumstances; and (3) maintain or cause to be maintained in English all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA and the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered.

Section 3.02         Operation.  The Borrower will not (and will not permit any Lessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule, regulation, treaty, or order of any government or governmental authority (domestic or foreign) having jurisdiction over such activity, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, unless (i) the Borrower or any Lessee is contesting in good faith the validity or application of any such law, rule, regulation, treaty or order, or requirement under any certificate, license or registration, so long as such contest does not involve a material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine, or the Security Agent’s interest therein or any imposition of material civil or any criminal penalties against Security Agent or any Lender or (ii) it is not possible for the Borrower (or a Lessee) to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered), so long as the failure to comply with the laws of such jurisdiction does not involve a material risk of the sale, forfeiture or loss of the Aircraft, Airframe, or any Engine or the Security Agent’s interest therein or any imposition of material civil or any criminal penalties against Security Agent or any Lender.  The Borrower will not operate or fly the Aircraft (i) in or to any war zone or any area of recognized hostility if the indemnities specified in Section 6.06 or War Risk Insurance, or some combination thereof, has not been obtained, or (ii) in any area excluded from coverage by any insurance required to be maintained by the terms of Article VI (or any indemnity issued pursuant to Section 6.06 hereof in lieu thereof).

Section 3.03         Possession and Leases.  The Borrower will not, without the prior written consent of the Security Agent, lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that so long as no Event of Default shall have occurred and be continuing at the time of such Lease, delivery, transfer or relinquishment of possession or installation, the Borrower may, without the prior written consent of the Security Agent:

(a)           subject or permit any Lessee to subject any Engine to normal interchange agreements or to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by the Borrower (or any Lessee) in the ordinary course of its business with (x) a U.S. Air Carrier or (y) in connection with any Lease permitted hereby, any air carrier domiciled in a country listed on Exhibit B or any other air carrier approved in writing by the Security Agent, which approved U.S. Air Carrier shall not then be subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws unless the bankruptcy court or other government entity has entered an order or ruling approving normal interchange, pooling or similar arrangements; provided that (i) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe or any Engine and (ii) if the Borrower’s title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Borrower shall (or shall cause any Lessee to) comply with Section 5.02 hereof in respect thereof;

(b)           deliver or permit any Lessee to deliver possession of the Airframe or any Engine (i) to any Person for testing, service, repair, maintenance or overhaul work on the Airframe or any Engine or for alterations or modifications in or additions to the Airframe or Engine(s), or (ii) to any Person for the purpose of transport to a Person referred to in the preceding clause (i);

(c)           install or permit Lessee to install an Engine on (1) an airframe owned by the Borrower or such Lessee, free and clear of all Liens, except (i) Permitted Liens and those that do not apply to such Engine and (ii) the rights of third parties under normal interchange or pooling agreements and arrangements which are customary in the airline industry and do not contemplate or require the transfer of title to such Engine or (2) an airframe owned by the Borrower (or any Lessee), leased to the Borrower (or any Lessee), or owned or purchased by the Borrower (or any Lessee) subject to a conditional sale or other security agreement, provided that (A) such airframe is free and clear of all Liens, except (i) in the case of airframes leased to the Borrower (or any Lessee) or owned or purchased by the Borrower (or any Lessee) subject to a conditional sale or other security agreement, the rights of the parties to the lease or conditional sale agreement or other security agreement covering such airframe, or their assignee, (ii) Permitted Liens, and (iii) the rights of other air carriers under normal interchange agreements which are customary in the airline industry and do not contemplate or require the transfer of title to the Engine, and (B) any such lease, conditional sale or other security agreement provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe, and the inclusion in such agreement of a provision similar to the last paragraph of this Section 3.03 shall satisfy such requirement;

(d)           install or permit Lessee to install an Engine on an airframe owned by the Borrower or Lessee, leased to the Borrower or purchased by the Borrower or Lessee subject to a conditional sale or other security agreement under circumstances where paragraph 3.03(c) above is inapplicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and the Borrower shall comply with Section 5.02 hereof in respect thereof, the Security Agent not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Borrower with such Section 5.02;

(e)           transfer or permit any Lessee to transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to CRAF so long as the Borrower (or such Lessee) shall promptly notify the Security Agent upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program and provide the Security Agent with the name and address of the Contracting Office Representative for the Military Aircraft Command of the United States Air Force to whom notice must be given in the event the Security Agent desires to give notice as provided in Article IX hereof;

(f)            transfer or permit any Lessee to transfer possession of the Airframe, any Engine to the United States of America or any instrumentality or agency thereof which bears the full faith and credit of the United States of America; and

(g)           provided that no Potential Default or Event of Default has occurred and is continuing or would result therefrom, and upon no less than ten (10) days prior written notice to the Security Agent, enter into a lease of the Aircraft or an Engine with:  (a) any U.S. Air Carrier not then subject to bankruptcy, reorganization or insolvency proceedings unless the bankruptcy court or other government entity has entered an order or ruling approving entry into such lease or similar arrangement; (b) any non-U.S. air carrier that is a Foreign Air Carrier and is organized under the laws of and is principally based in and a domiciliary of a country listed in Exhibit B hereto not then subject to bankruptcy, reorganization or insolvency proceedings and if at the time of such lease the United States of America maintains normal diplomatic relations with the country in which such air carrier is based and, in the case of this clause (b), the Security Agent shall have received evidence reasonably satisfactory to it (which evidence may consist of one or more legal opinions in form and substance, and from such counsel, as may be reasonably acceptable to the Security Agent) that:  (1) all necessary governmental approvals required for such Aircraft or Engine to be imported, and if and to the extent it is customary for prudent international operating leasing companies to obtain the same in such jurisdiction, exported from the applicable country of domicile upon repossession of such leased equipment by the Security Agent (and the Borrower as lessor) shall have been obtained prior to commencement of any such lease; (2) the insurance requirements of Article VI are satisfied; (3) it is not necessary for the Security Agent or any Lender to register or qualify to do business in such jurisdiction solely as a result of the proposed lease; (4) the Security Agent’s Lien on such Aircraft or Engine, and in such Lease, will be recognized; (5) the laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction payable in a currency freely convertible into Dollars for the loss of the title to such Aircraft or Engine in the event of the requisition by such government of title; (6) the agreement of such non-U.S. air carrier that its rights under the Lease are subject and subordinate to all of the terms of this Security Agreement is enforceable against such non-U.S. air carrier under applicable law; (7) there exist no possessory rights in favor of such Lessee under the laws of such jurisdiction which would, upon bankruptcy of or other default by the Borrower or Lessee, prevent or unreasonably delay the return or repossession of such Aircraft or Engine to the Borrower or the Security Agent in accordance with and when permitted by the terms of Article IX hereof upon the exercise by the Security Agent of remedies under Article IX hereof; (8) if the Lessee under such lease is a governmental entity, such lessee has waived all rights of sovereign immunity; (9) if such Aircraft is being reregistered or has been reregistered, such matters described in Section 3.01 as the Security Agent reasonably deems applicable to such Lease transaction shall have been accomplished; and (10) the other actions required elsewhere under this Section 3.03(g) shall have been accomplished.  The currency of payments under such Lease must be Dollars or a currency freely convertible into Dollars.  Notwithstanding the foregoing, no Engine may be subject to a Lease unless the associated Airframe is the subject of the same Lease without the prior written consent of the Security Agent.  If the Lessee is a U.S. Air Carrier, the Borrower must be entitled as lessor to the benefits of §1110 of the Bankruptcy Code with respect to the Aircraft in connection with a proceeding under Chapter 11 of the Bankruptcy Code in which the Lessee is the debtor.

The rights of any Lessee or other transferee who receives possession by reason of a transfer permitted by this Section 3.03 (other than the transfer of an Engine deemed an Event of Loss) shall be subject and subordinate to, and any Lease permitted by this Section 3.03, shall expressly provide that it is subject and subordinate to, all the terms of this Security Agreement, including, without limitation, the covenants contained in this Security Agreement, including the inspection rights and the Security Agent’s right to repossess the Aircraft and to avoid and terminate any Lease upon any Event of Default; provided that in the case of the use of the Aircraft in CRAF the subject and subordinate requirements herein shall be subject to the notice specified in Article IX and other requirements of the CRAF program.  The Borrower shall remain primarily liable hereunder for the performance of all of the terms of this Security Agreement (including in the case of any Lease hereunder), and the terms of any such Lease shall not permit any Lessee to take any action not permitted to be taken by the Borrower hereunder with respect to the leased Aircraft or Engine, shall permit the Borrower to cancel the Lease and repossess the Aircraft upon an event of default thereunder, shall prohibit any sub-leasing thereunder and may permit the Borrower to cure any default by the Lessee; provided, however, that the Borrower may procure such performance from any Lessee pursuant to the relevant Lease, and the Security Agent hereby agrees to accept such performance by such Lessee in satisfaction of the Borrower’s obligations hereunder to the extent such performance, in accordance with this Security Agreement, is received by the Security Agent; and provided further that all rights accruing hereunder to the Borrower (including, without limitation, the right to contest any law as provided in Section 3.02, the right to relinquish possession of the Aircraft as provided in Section 3.03, the right to subject Parts to pooling arrangements as provided in Section 4.02, the right to make alterations, modifications and additions as provided in Section 4.03 (except that no Lessee shall be entitled to reduce the value of the Aircraft by utilizing the “obsolete parts” provision therein) and the right to create a Permitted Lien as provided in Section 7.01) shall likewise accrue to such Lessee to the extent the Borrower so permits and to the extent such rights may be subject to any limitation or conditions herein.

The Borrower shall provide to the Security Agent a certified true and correct copy of any Lease that is for a term of six (6) months or greater promptly after it is signed.

Any Wet Lease under which the Borrower maintains operational control of the Aircraft shall not constitute a Lease or other delivery, transfer or relinquishment of possession for purposes of this Section 3.03.

The Borrower shall confirm the assignment hereunder of each Lease with a term in excess of six (6) months (including pursuant to any voluntary renewals and extensions or rights to renew or extend) to the Security Agent as security for the obligations secured hereby by an instrument of assignment which shall be in form and substance reasonably satisfactory to the Security Agent and shall provide that so long as no Potential Default or Event of Default shall have occurred and be continuing, all payments made under such Lease shall be paid to the Borrower and, during any period when a Potential Default or Event of Default shall have occurred and be continuing, shall be paid to the Security Agent to be held as collateral for the obligations secured hereby.  Unless a Potential Default or Event of Default shall have occurred and be continuing, the Borrower shall be entitled to exercise all rights as lessor under any Lease, including with respect to any amendment thereto or any defaults thereunder, in accordance with this Security Agreement.  During the existence of any Event of Default, the Security Agent, to the exclusion of the Borrower, shall be entitled to exercise all rights and remedies as lessor under any Lease that has been assigned, including with respect to any amendment thereto or any defaults thereunder.

The Security Agent agrees, for the benefit of the Borrower and for the benefit of any mortgagee or other holder of a security interest in any engine owned by the Borrower, any lessor of any engine leased to the Borrower and any conditional vendor of any engine purchased by the Borrower subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither the Security Agent nor its successors or assigns will acquire or claim, as against the Borrower or any such mortgagee, lessor or conditional vendor or other holder of a security interest or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of the Security Agent shall not be for the benefit of any lessor or secured party of any airframe leased to the Borrower or purchased by the Borrower subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in an airframe owned by the Borrower, unless such lessor, conditional vendor, other secured party or mortgagee has agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage and may consist of a paragraph similar to this paragraph) that neither it nor its successors or assigns will acquire, as against the Security Agent, any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

During the term of any Lease, the Borrower shall continue to take all actions which are necessary, reasonably advisable or customary for secured aircraft lenders to continue the Security Agent’s security interest in the Aircraft, Airframe and Engines, and any Lease which is required to be assigned hereunder and all necessary, reasonably advisable or customary documents shall be duly filed, registered or recorded in such public offices as may be necessary, reasonably advisable or customary for secured aircraft lenders to fully preserve and perfect the priority of the security interest of the Security Agent in the Aircraft, Airframe and Engines and such Lease.  With respect to any such Lease to which the Cape Town Convention is applicable as provided in Article 3 of the Cape Town Convention (whether in respect of both the Airframe and an Engine or only the Airframe), (A) the Borrower agrees to have registered with the International Registry a collateral assignment by the Borrower of such International Interests attributable to such Lease and (B) the Borrower and the Security Agent shall have received a favorable opinion of counsel (which counsel and opinion are reasonably satisfactory to the Security Agent), and a supporting registry search certificate issued by the International Registry, regarding such registrations.  The Security Agent agrees that with respect to any Lease assigned to the Security Agent as provided herein, upon termination of such Lease, the Security Agent shall assign or consent to the assignment of the International Interest, if any, attributable to such Lease to the Borrower, or discharge the assignment, as appropriate.

The Borrower shall pay on demand all reasonable costs and expenses incurred by the Security Agent or any Lender in connection with any Lease of the Aircraft, including all reasonable fees and expenses of legal counsel to the Security Agent in the United States and in each other applicable jurisdiction.

Section 3.04         Insignia.  On or prior to the Funding Date, or as soon thereafter as reasonably practicable, the Borrower agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe and on each Engine (subject to temporary removal during maintenance) a nameplate bearing the inscription:

Mortgaged to C.I.T. Leasing Corporation, as Security Agent

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor to the Security Agent as permitted under the Transaction Documents).

Nothing herein contained shall prohibit the Borrower (or any Lessee) from placing its customary colors and insignia on the Airframe or any Engine or from otherwise operating the Aircraft in its livery.

ARTICLE IV

REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS

Section 4.01         Replacement of Parts.  The Borrower will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 4.03.  In addition, the Borrower may, at its own cost and expense, or may permit a Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Borrower, except as otherwise provided herein, at its own cost and expense, will, or will cause, a Lessee at its own cost and expense to, replace such Parts as promptly as reasonably practicable.  All replacement parts (other than replacement parts temporarily installed as provided in Section 4.02) shall be free and clear of all Liens (except Permitted Liens and any arrangement permitted by Section 4.02), and shall be in as good an operating condition, and shall have a value and utility substantially equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.  All Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Security Agreement, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement parts specified above.  Immediately, upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any arrangement permitted by Section 4.02 hereof), (i) such replacement part shall become subject to the Lien of this Security Agreement and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be deemed a Part hereunder and shall be free and clear of the Lien of this Security Agreement.

Section 4.02         Pooling of Parts; Temporary Replacement Parts.  Any Part removed from the Airframe or any Engine as provided in Section 4.01 hereof may be subjected by the Borrower (or any Lessee) to a pooling arrangement of the type which is permitted for Engines by paragraph 3.03(a); provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 4.01 as promptly as practicable after the removal of such removed Part.  In addition, the Borrower (or any Lessee) may use temporary parts or pooled parts on the Aircraft as temporary replacements for Parts, provided that the Borrower (or any Lessee) as promptly thereafter as reasonably practicable, either (1) causes such pooled or temporary replacement part to become subject to the Lien of this Security Agreement free and clear of all Liens other than Permitted Liens or (2) replaces such replacement part with a further replacement part owned by the Borrower (or any Lessee) which meets the requirements of Section 4.01 and which shall become subject to the Lien of this Security Agreement, free and clear of all Liens other than Permitted Liens.

Section 4.03         Alterations, Modifications and Additions.  The Borrower will make (or cause to be made) such alterations, modifications and additions (each, a “Mandatory Modification”) to the Airframe and Engines as may be required to meet the applicable standards of the FAA and any other regulatory agency or body of the jurisdiction in which the Aircraft may be registered except when (i) the Aircraft is being temporarily stored and is not operational, or (ii) the requirement to make such Mandatory Modification is  being contested in good faith and by appropriate proceedings so long as such proceedings do not materially adversely affect the Security Agent or its interest in the Aircraft.  In addition, the Borrower, at its own expense may from time to time make (or permit a Lessee to make) such alterations and modifications in and additions to the Airframe or any Engine (each, an “Optional Modification”) as the Borrower may deem desirable in the proper conduct of its business, including removal of Parts which the Borrower (or Lessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (“Obsolete Parts”); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine, or materially diminishes the value, utility and remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such Optional Modification (assuming the Airframe or such Engine was in the condition required by this Security Agreement immediately prior to such Optional Modification).  All parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which the Borrower has leased from others and Parts which may be removed by the Borrower pursuant to the next sentence) (the “Additional Part” or “Additional Parts”) shall, without further act, become subject to the Lien of this Security Agreement.  Notwithstanding the foregoing, the Borrower (or Lessee) may remove any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Article III hereof or the first sentence of this Section 4.03, and (iii) can be removed from the Airframe or such Engine without impairing the airworthiness of the Airframe or such Engine or materially diminishing the value, utility and remaining useful life of the Airframe or such Engine required to be maintained pursuant to this Security Agreement which the Airframe or such Engine would have had at such time had such removal not occurred and such Additional Part had not been incorporated or installed in or attached to the Airframe or any Engine.  Upon the removal by the Borrower or a Lessee of any Removable Part or Obsolete Part as provided above, such Part shall no longer be deemed a Part hereunder and shall be free and clear of the Lien of this Security Agreement.

Section 4.04         Improvements Owned by Others.  Notwithstanding any other provision of this Security Agreement, the Borrower may install, have installed or permit to be installed in the Aircraft audio-visual, entertainment, telephonic or other equipment owned by third parties and leased or otherwise furnished to the Borrower in the ordinary course of business, provided that such equipment meets all requirements for removal of Additional Parts as specified in Section 4.03, and the Lien of this Security Agreement shall not attach thereto and the rights of the owners therein shall not constitute a default under the Transaction Documents.

ARTICLE V

LOSS, DESTRUCTION, REQUISITION, ETC.

Section 5.01         Event of Loss With Respect to the Aircraft.  (a)  Upon the occurrence of an Event of Loss with respect to the Aircraft or the Airframe, the Borrower shall forthwith but in any event within fifteen (15) days of such occurrence give each Lender and the Security Agent written notice of such Event of Loss.

(b)           In connection with an Event of Loss with respect to the Aircraft or the Airframe, on or before the Business Day next following the earlier of (x) the one hundred twentieth (120th) day following the occurrence of such Event of Loss or (y) the third (3rd) Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, the Borrower shall pay or cause to be paid to the Security Agent an amount equal to the aggregate amount of outstanding principal, interest and other amounts then due on or in respect of the Notes and any other Transaction Document.

Section 5.02         Event of Loss With Respect to an Engine.  (a)  Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Borrower shall give the Security Agent prompt (but in any event within fifteen (15) days) written notice thereof.  Within one hundred twenty (120) days after the occurrence of such Event of Loss (or, in the case of an Event of Loss described in clause (vi) of the definition thereof, within one hundred twenty (120) days after the Chief Financial Officer, Treasurer, any Vice President or other officer of the Borrower has received Actual Knowledge of such Event of Loss), as replacement for the Engine with respect to which such Event of Loss occurred, the Borrower shall subject to the Lien of this Security Agreement another Pratt & Whitney (also shown as PRATT & WHITNEY on the International Registry drop-down menu) Model PW4060 (also shown as PW 4000 94 on the International Registry drop-down menu) engine (or an engine of the same manufacturer of an equivalent or an improved model and suitable for installation and use on the Airframe and compatible with the other Engine mortgaged hereunder) (a “Replacement Engine”), in each case, free and clear of all Liens (other than Permitted Liens) and having a value, utility and remaining useful life (without regard to hours, cycles and maintenance schedule) at least equal to the Engine subject to such Event of Loss, assuming such Engine was maintained in accordance with the provisions of this Security Agreement.

(b)           [Intentionally omitted.]

(c)           Prior to or at the time of any substitution pursuant to Section 5.02(a) or 5.02(b), the Borrower will (i) cause a Security Agreement supplement with respect to such Replacement Engine to be duly executed and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, and register or consent to the registration with the International Registry of the international interest in such Replacement Engine for the benefit of the Security Agent under this Security Agreement and the Security Agreement supplement referred to above (and the sale to Borrower of such Replacement Engine shall have been registered on the International Registry); (ii) furnish the Security Agent with an opinion or opinions of the Borrower’s counsel with a supporting priority search certificate issued by the International Registry to the effect that such Replacement Engine is free and clear of all Liens of record with the FAA and International Registry (other than Permitted Liens), and that upon execution and filing of the Security Agreement Supplement or other required document (which Borrower has caused to be prepared) the Replacement Engine will be subject to the Lien of the Security Agreement on a first priority (subject to Permitted Liens) and perfected basis (or, if the Aircraft is not then subject to U.S. registry, having the same priority and perfection required to be maintained under the Transaction Documents in respect of the property being so replaced) and that the registrations with the International Registry required under the preceding clause (i) have been made; (iii) furnish a certificate signed by a duly authorized officer of the Borrower stating (A) a description of the Engine suffering the Event of Loss, which shall be identified by manufacturer’s serial number, (B) a description of the Replacement Engine (including the manufacturer’s name and serial number), (C) that on the date of the Security Agreement supplement relating to the Replacement Engine, the Borrower will be the owner of such Replacement Engine, free and clear of all Liens except Permitted Liens and (D) that such Replacement Engine will on such date meet the requirements of Section 5.02(a) hereof; (iv) furnish the appropriate instruments, in form and substance reasonably satisfactory to the Security Agent, assigning to the Security Agent as additional collateral under this Security Agreement the benefit of manufacturer’s warranties with respect to such Replacement Engine and a certificate from a firm of independent aircraft appraisers reasonably satisfactory to the Security Agent confirming that such Replacement Engine has at least the value, utility and remaining useful life and is in as good an operating condition as the corresponding Engine subject to such Event of Loss (in each case without taking into account hours, cycles and maintenance schedule); and (v) furnish the Security Agent with a certificate of its regularly retained independent insurance broker to the effect that the insurance provisions of Article VI with respect to such Replacement Engine have been complied with.  Upon compliance by the Borrower with all of the terms of this Section 5.02(c), such Engine suffering the Event of Loss shall thereupon cease to be an Engine secured hereunder, and, at the Borrower’s expense, the Security Agent will execute such documents and provide its consent to the International Registry as Borrower shall request to release such Engine from the Lien of this Security Agreement.  For all purposes hereof, each such Replacement Engine shall, after such compliance, be deemed an “Engine” hereunder.

Section 5.03         Application of Payments.  Any payments (other than insurance proceeds in respect of damage or loss not constituting an Event of Loss, the application of which is provided for in Article VI or any insurance proceeds in excess of the Secured Obligations) received at any time by the Borrower or the Security Agent from any governmental authority or other Person with respect to an Event of Loss will be applied as follows:

1.             If payments are received with respect to the Airframe (or the Airframe or any Engines or engines then installed thereon), after reimbursement of the Security Agent and the Lenders for reasonable costs and expenses, so much of such payments up to the amount required to be paid by the Borrower pursuant to Section 5.01 shall be paid to the Security Agent and applied in reduction of the Borrower’s obligation to pay such amounts, if not already paid by the Borrower, or, if already paid by the Borrower, shall be applied to reimburse the Borrower for its payment of such amounts, and following the foregoing application, the balance, if any, of such payments shall be paid to the Borrower; and

2.             If such payments are received with respect to an Engine under circumstances contemplated by Section 5.02 hereof, so much of such payments remaining after reimbursement of the Security Agent for reasonable costs and expenses shall be paid over to, or retained by, the Borrower, provided that the Borrower shall have fully performed, or will perform, the terms of Section 5.02(c) with respect to the Event of Loss for which such payments are made.

Section 5.04         Requisition for Use of the Aircraft by the United States Government or the Government of Registry of the Aircraft.  In the event of the requisition for use of the Airframe, the Engines or engines installed on the Airframe by the government of the United States of America or any other government of registry of the Aircraft or any instrumentality or agency of any thereof or a CRAF activation, in either case not constituting an Event of Loss, the Borrower shall promptly notify the Security Agent of such requisition or activation, and all of the Borrower’s obligations under this Security Agreement with respect to the Aircraft shall continue to the same extent as if such requisition or activation had not occurred except to the extent that the performance or observance of any obligation by the Borrower shall have been prevented or delayed by such requisition (it being understood that the foregoing exception shall not diminish the Borrower’s obligations once any such requisitioned Airframe or Engine has been returned to the Borrower).  All payments received by the Security Agent or the Borrower from such government for the use of such Airframe and Engines or engines shall be paid over to, or retained by, the Borrower.  No such requisition shall result in any reduction of any payments or interest on the Notes due to the Lenders under the Transaction Documents.

Section 5.05         Application of Payments During Existence of Potential Defaults or Events of Default.  Any amount referred to in this Article V which is payable to or retainable by the Borrower shall not be paid to or retained by the Borrower if at the time of such payment or retention a Potential Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Security Agent as security for the obligations of the Borrower (or such Lessee) under this Security Agreement and, if the Security Agent declares this Security Agreement to be in default pursuant to Article IX hereof, applied against the Borrower’s obligations hereunder as and when due.  At such time as there shall not be continuing any such Potential Default or Event of Default, such amount shall be paid to the Borrower to the extent not previously applied in accordance with the preceding sentence.

ARTICLE VI

INSURANCE

Section 6.01         Borrower’s Obligation to Insure.  Borrower shall comply with, or cause to be complied with, each of the provisions of Annex A, which provisions are hereby incorporated by reference as if set forth in full herein.

Section 6.02         Insurance for Own Account.  Nothing in this Article VI shall limit or prohibit (a) Borrower from maintaining the policies of insurance required under this Article VI with higher limits than those specified in this Article VI or other insurance for its own account or (b) Security Agent or any Lender from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Borrower pursuant to this Article VI, it being understood that all salvage rights to the Airframe or Engines shall remain with the Borrower’s insurers at all times.

Section 6.03         Application of Insurance Proceeds. (a)  All insurance payments received from policies maintained by the Borrower as the result of the occurrence of an Event of Loss with respect to the Airframe or the Engines (whether or not installed thereon) shall be paid to the Security Agent in an amount equal to the Agreed Value, in the case of an Event of Loss with respect to the Airframe, or an amount equal to the amount specified with respect to each Engine in Annex A hereto, in the case of an Event of Loss with respect to an Engine.  The Security Agent and the Borrower shall proceed diligently and cooperate fully with each other in the recovery of any and all proceeds of insurance applicable thereto.

(b)           All insurance payments resulting from any property damage loss to the Airframe or any Engine or any Part thereof not constituting an Event of Loss with respect thereto (or constituting an Event of Loss solely with respect to an Engine) will be paid to the Security Agent (unless such proceeds do not exceed the Threshold Amount, in which case they will be paid to Borrower) and applied in payment for repairs or for replacement property, if not already paid for by Borrower (or to reimburse Borrower for such repairs or replacements already paid for by Borrower), and any balance remaining with respect to such loss shall be paid to Borrower or as otherwise may be directed by Borrower, provided that any amount which is payable to Borrower under this Section 6.03(b) shall not be paid to Borrower if at the time of such payment a Potential Default or an Event of Default shall have occurred and be continuing, but shall be applied pursuant to Section 6.05 hereof.

Section 6.04         Indemnification by Government in Lieu of Insurance.  Notwithstanding any provisions of this Article VI requiring insurance, the Security Agent agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the government of the United States of America or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the government of the United States of America, against such risk in an amount which, when added to the amount of insurance against such risk maintained by the Borrower (or any Lessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Article VI (taking into account self insurance permitted by Annex A).  The Borrower shall furnish to the Security Agent and to the Lenders, in advance of attachment of such indemnity or insurance, a certificate of a responsible financial or legal officer of the Borrower confirming in reasonable detail the amount and scope of such indemnification or insurance and that such indemnification or insurance complies with the preceding sentence.

Section 6.05         Application of Payments During Existence of a Potential Default or an Event of Default.  Any amount referred to in this Article VI which is payable to or retainable by or to be held for the benefit of the Borrower (or any Lessee) shall not be paid to or retained by or held for the benefit of the Borrower (or any Lessee) if at the time of such payment or retention a Potential Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Security Agent, as security for the obligations of the Borrower under this Security Agreement and, if the Security Agent shall have declared this Security Agreement to be in default, applied against the Borrower’s obligations hereunder as and when due.  At such time as there shall not be continuing any such Potential Default or Event of Default, such amount shall be paid to the Borrower to the extent not previously applied in accordance with the preceding sentence.

ARTICLE VII

OTHER COVENANTS OF BORROWER

Section 7.01         Liens.  The Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, Airframe or Engines, Borrower’s title thereto or any of Borrower’s interest therein except (i) the rights of the Borrower as herein provided (including any Lease permitted pursuant to Section 3.03(g)), the Lien hereof and any other rights existing pursuant to the Transaction Documents, (ii) Liens for Taxes of the Borrower (or any Lessee) either not yet due or being contested in good faith by appropriate proceedings, so long as the continuing existence of such Liens during such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (iii) mechanics’, suppliers’, workers’, repairers’, airport operators’, air traffic control authorities’, employees’ or other like Liens arising in the ordinary course of the Borrower’s or any Lessee’s business for amounts that are not overdue or are being contested in good faith by appropriate proceedings, so long as there is not, or the continuing existence of such Liens during such proceedings do not involve, any material risk of sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (iv) Liens arising out of any judgment or award against the Borrower (or any Lessee) so long as within 30 days after entry thereof a stay of execution shall have been entered or such Lien shall have been discharged or vacated, so long as such Liens do not result in a material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (v) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 3.03 or Article IV hereof, (vi) salvage or similar rights of insurers under policies required to be maintained by the Borrower (or Lessee) under Article VI hereof and (vii) any other Lien with respect to which the Borrower (or any Lessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Security Agent (Liens described in clauses (i) through (vii) being defined as “Permitted Liens”).  The Borrower will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any Lien not a Permitted Lien if the same shall arise at any time.

Section 7.02         Inspection.  At all reasonable times while there are Notes outstanding, the Security Agent, or its authorized representatives, may inspect the Aircraft (but in no event more often than once yearly if a Potential Default or Event of Default shall not have occurred and be continuing) and FAA (or other applicable governmental authority of the country of registry) required records of the Borrower (or any Lessee) relating to the maintenance of the Aircraft (at the inspecting party’s expense (other than in the case of an inspection occurring while a Potential Default or an Event of Default has occurred and is continuing, in which case the Borrower shall bear the reasonable cost of such inspection)) and shall keep any information obtained thereby confidential as provided in Section 9.9 of the Loan Agreement.  Any such inspection of the Aircraft shall be upon not less than three (3) Business Days advance notice from such inspecting party to the Borrower, shall be during normal business hours and shall be limited to a visual, walk-around inspection (including on-board inspection), but shall not include opening any panels, bays or the like without the express written consent of the Borrower; provided that, so long as no Potential Default or Event of Default shall have occurred and be continuing, no exercise of such inspection right shall interfere in any material respect with the normal operation or maintenance of the Aircraft by, or the business of, the Borrower (or any Lessee).  Upon the written request of any Lender, Borrower will give, and will use reasonable efforts to cause any Lessee to give, such Lender notice of the next scheduled “C” check or other heavy maintenance visit with respect to the Aircraft or any Engine and afford such Person an opportunity to be present at the same without interfering (so long as no Potential Default or Event of Default has occurred and is continuing) in any material respect with the maintenance, operations or business of the Borrower or such Lessee.  Borrower shall furnish to the Security Agent such additional information concerning the location, condition, use and operation of the Aircraft as the Security Agent may reasonably request.  Neither the Security Agent nor any Lender shall have any duty to make any such inspection nor shall any such Person incur any liability or obligation by reason of not making any such inspection.

Section 7.03         Amendments, Supplements, Etc.  Forthwith upon the execution and delivery of each Security Agreement supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Security Agreement, the Borrower at its own expense will cause such Security Agreement supplement or amendment to be duly filed for recordation, in accordance with the applicable laws of the government of registry of the Aircraft.  In addition, the Borrower will promptly and duly execute and deliver to the Security Agent such further documents and take such further action as the Security Agent may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Security Agreement and the other Transaction Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Security Agent hereunder and to maintain the perfection of the Lien created by this Security Agreement, including, without limitation, if reasonably requested by the Security Agent, at the expense of Borrower, (x) upon preparation and execution by the appropriate party, the filing of all UCC financing and continuation statements and all similar notices required by applicable law at all times to be kept, filed and recorded in such manner and in such places as the Security Agent may reasonably request and (y) the registration or consents to registrations, with the International Registry of international interests granted for the benefit of Security Agent under this Security Agreement and any amendment or supplement hereto.

ARTICLE VIII

[RESERVED]

ARTICLE IX

REMEDIES

Section 9.01         General; Acceleration.  (a)  If an Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Security Agent may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IX; shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code; and may exercise remedies available under the Cape Town Convention.

(b)           If an Event of Default referred to in Section 7.1(e) or (f) of the Loan Agreement shall have occurred, then and in every such case the unpaid principal of all Notes then outstanding, together with interest accrued but unpaid thereon, and all other amounts due to the holders of the Notes thereunder and hereunder and under the other Transaction Documents, shall, unless the Security Agent acting upon the instructions of the Required Lenders shall otherwise direct, immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

(c)           If any other Event of Default shall have occurred and be continuing, then and in every such case, the Security Agent, acting at the direction of the Required Lenders,  may at any time, by written notice or notices to the Borrower, declare all the Notes to be due and payable, whereupon the unpaid principal of all Notes then outstanding, together with accrued but unpaid interest thereon, and all other amounts due to the holders of the Notes thereunder, hereunder and under the other Transaction Documents, shall immediately and without further act become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

(d)           If the principal of the Notes shall have become due and payable pursuant to this Section 9.01, there shall also become due and payable, to the fullest extent permitted by law, to each holder of a Note upon demand, without presentment, protest or notice, all of which are hereby waived, any LIBOR Breakage Costs payable in connection therewith.

(e)           Subject to the consent of the Required Lenders, each Lender shall be entitled, at any sale pursuant to this Article IX, to credit against any purchase price bid at such sale by such Lender all or any part of the unpaid obligations owing to such Lender and secured by the Lien of this Security Agreement.  The Security Agent and the Lenders shall, upon any such purchase, acquire good title to the property so purchased, to the extent permitted by applicable law, free of all rights of redemption.

(f)            In addition, the Borrower shall be liable, except as otherwise provided herein and without duplication of amounts payable hereunder, for any and all reasonable and actual legal fees and other costs and expenses incurred by the Security Agent and the Lenders (acting under common counsel) in connection with the enforcement of any of their respective rights and remedies hereunder.

Section 9.02         Repossession and Sale.  At any time during the continuation of an Event of Default, the Security Agent, in addition to any rights it might otherwise have at law, may do either or both of the following:  (a)  upon the written demand of the Security Agent and at the Borrower’s expense, cause the Borrower to return promptly, and the Borrower shall return promptly, all or any part of the Aircraft as the Security Agent may so demand, to the Security Agent at a major airport on the Borrower’s route system in one of the forty eight (48) contiguous states of the United States of America chosen by the Security Agent, or, alternatively, the Security Agent, at its option, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and remove the same by summary proceedings or otherwise (and, at the Security Agent’s option, store the same at the Borrower’s premises until disposal thereof by the Security Agent), all without liability accruing to the Security Agent for or by reason of such entry or taking of possession or removal other than for restoration of property damaged by such taking of possession or removal, unless the Borrower does not cooperate in releasing the Aircraft; provided that during any period the Aircraft is activated under CRAF in accordance with the provisions of Section 3.03 hereof and in the possession of the government of the United States of America or an instrumentality or agency thereof, the Security Agent shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit the Borrower’s control under this Security Agreement (or any Lessee’s control under any Lease) of the Airframe or any Engine installed thereon, unless at least sixty (60) days’ (or such lesser period as may then be applicable under the Military Airlift Command program of the government of the United States of America) prior written notice of default hereunder shall have been given by the Security Agent by registered or certified mail to the Borrower (and any Lessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under the contract with the Borrower (or any Lessee) relating to the Aircraft; or (b) with or without taking possession thereof, sell all or any part of the Aircraft at public or private sale, as the Security Agent may determine, or otherwise dispose of, hold, use, operate or lease to others, as the Security Agent, in its sole discretion, may determine, all free and clear of any rights of the Borrower, except as hereinafter set forth in this Article IX.

At any sale of the Aircraft or any part thereof pursuant to this Article IX, the Security Agent and, subject to Section 9.01(e), any Lender, may bid for and purchase such property.  The Security Agent agrees to give the Borrower commercially reasonable notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale (together with details thereof).  Except as otherwise expressly provided above, no remedy referred to in this Article IX is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Security Agent at law or in equity; and the exercise or beginning of exercise by the Security Agent of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Security Agent of any or all of such other remedies.  No express or implied waiver by the Security Agent of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

Section 9.03 Taking of Aircraft.  (a)  If an Event of Default shall have occurred and be continuing and the Notes have been accelerated pursuant to Section 9.01(b) or 9.01(c) hereof, at the request of the Security Agent the Borrower shall promptly execute and deliver to the Security Agent such instruments of title and other documents as the Security Agent may deem necessary or advisable to enable the Security Agent or an agent or representative designated by the Security Agent, at such time or times and place or places as the Security Agent may specify, to obtain possession of all or any part of the Estate to which the Security Agent shall at the time be entitled hereunder.  If the Borrower shall for any reason fail to execute and deliver such instruments and documents after such request by the Security Agent, the Security Agent may (i) obtain a judgment conferring on the Security Agent the right to immediate possession and requiring the Borrower to execute and deliver such instruments and documents to the Security Agent, to the entry of which judgment the Borrower hereby specifically consents, and (ii) pursue all or part of the Estate wherever such Estate may be found and may enter any of the premises of the Borrower wherever it may be or be supposed to be and search for and take possession of and remove the same.  All reasonable expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Security Agreement.

(b)           Upon every such taking of possession, the Security Agent may, from time to time, at the expense of the Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Estate, as it may reasonably deem proper.  In each such case, the Security Agent shall have the right to maintain, use, operate, store, lease, control or manage the Estate and to carry on the business and to exercise all rights and powers of the Borrower relating to the Estate, as the Security Agent shall reasonably deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Estate or any part thereof as the Security Agent may reasonably determine; and the Security Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Estate and every part thereof.  Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management or disposition of the Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Security Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper and reasonable charges upon the Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Borrower), and all other payments which the Security Agent may be required or authorized to make under any provision of this, as well as just and reasonable compensation for the services of the Security Agent, and of all persons properly engaged and employed by the Security Agent.

(c)           In connection with any sale or other disposition of the Aircraft or any other part of the Estate, the Security Agent may disclaim or modify any or all of the warranties specified in Section 9-610 of the Uniform Commercial Code as in effect in any relevant jurisdiction at any relevant time, and the Borrower hereby irrevocably acknowledges that such waiver or modification is commercially reasonable.  The Borrower shall be entitled to furnish to any Person to which the Aircraft or other part of the Estate is sold or disposed any such warranty so disclaimed or modified as part of any such sale or disposition.

Section 9.04 Discontinuance of Proceedings.  In case the Security Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Security Agent, then and in every such case, the Security Agent and the Borrower shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Estate, and all rights, remedies and powers of the Security Agent shall continue as if no such proceedings had been instituted.

Section 9.05 Waiver of Past Defaults.  Upon written instructions from the Required Lenders, the Security Agent shall waive any past or continuing Event of Default hereunder and its consequences and upon any such waiver such Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Security Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from all Lenders, the Security Agent shall not waive any Event of Default (i) arising from the Borrower’s failure to pay the principal of, or interest on, or other amounts due under, any Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under the proviso to the first sentence of Section 9.1 to the Loan Agreement, cannot be waived without the consent of each Lender.

Section 9.06 Remedies Cumulative.  Each and every right, power and remedy given to the Security Agent specifically or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Security Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Security Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein.

Section 9.07 Payment After Event of Default, etc.  All payments received and amounts held or realized by the Security Agent after an Event of Default shall have occurred and so long as such Event of Default shall be continuing, or after the Security Agent shall foreclose or enforce this Security Agreement, or after the Notes shall have become due and payable as provided in Section 9.01(b) or (c), as well as all payments or amounts then held by the Security Agent as part of the Estate, shall be promptly distributed by the Security Agent in the following order of priority:

first, so much of such payments or amounts as shall be required to reimburse the Security Agent for any tax, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, income, products and profits of, the property included in the Estate pursuant to Section 9.03(b)) incurred by the Security Agent hereunder (to the extent not previously reimbursed) (including, without limitation, the reasonable expenses of any sale, taking or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other reasonable expenditures incurred or expenditures or advances made by the Security Agent in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Security Agent, liquidated or otherwise, upon such Event of Default) shall be applied by the Security Agent in reimbursement of such expenses;

second, so much of such payments or amounts remaining as shall be required to reimburse the Lenders in full for payments made pursuant to Section 10.03 (to the extent not previously reimbursed) of this Security Agreement shall be distributed to the Lenders, and if the aggregate amount remaining shall be insufficient to reimburse all such payments in full, it shall be distributed ratably, without priority of any Note over any other, in the proportion that the aggregate amount of the unreimbursed payments made by each such Lender pursuant to Section 10.03 of this Security Agreement bears to the aggregate amount of the unreimbursed payments made by all Lenders pursuant to Section 10.03 of this Security Agreement;

third, so much of such payments or amounts remaining as shall be required to pay in full to the Lenders all other amounts payable pursuant to the indemnification provisions of the Loan Agreement or pursuant to any other provision of any Transaction Document and secured hereunder (other than amounts payable pursuant to clause “second” or “fourth” of this Section 9.07) to the Lenders and remaining unpaid, including LIBOR Breakage Costs, shall be distributed to the Lenders, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any Note over any other, in the proportion that the aggregate amount due each Lender under this clause “third” bears to the aggregate amount due all Lenders under this clause “third”;

fourth, so much of such payments or amounts remaining as shall be required to pay in full all accrued but unpaid interest to the date of distribution on the Notes, and thereafter the aggregate unpaid principal amount of the Notes, shall be distributed to the Lenders, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Note over any other, in the proportion that the principal amount of and all accrued but unpaid interest to the date of distribution on, each Note bears to the aggregate principal amount of and all accrued but unpaid interest to the date of distribution on all Notes;

fifth, so much of such payments or amounts remaining as shall be required to pay the corresponding amounts respecting the Other Security Agreements as described in clause “first” above shall be paid to each such Security Agent under such Other Security Agreements;

sixth, so much of such payments or amounts remaining as shall be required to pay the corresponding amounts respecting the Other Security Agreements as described in clause “second” above shall be paid to each such Security Agent under such Other Security Agreements;

seventh, so much of such payments or amounts remaining as shall be required to pay the corresponding amounts respecting the Other Transaction Documents as described in clause “third” above shall be paid to the holders of the Other Notes under such Other Transaction Documents;

eighth, so much of such payments or amounts remaining as shall be required to pay the corresponding amounts respecting the Other Notes as described in clause “fourth” above shall be paid to the holders of the Other Notes;

ninth, the balance, if any, of such payments or amount remaining thereafter shall be distributed to the Borrower or as a court of competent jurisdiction shall direct.

ARTICLE X

DUTIES OF THE SECURITY AGENT

Section 10.01 Notice of Event of Default.  (a)  In the event the Security Agent shall have Actual Knowledge of an Event of Default or of a Potential Default arising from a failure to pay principal or interest, the Security Agent shall forthwith give facsimile notice thereof to the Borrower and the Lenders (promptly confirmed by mail to such Persons).  Subject to the terms of Sections 9.04 and 10.03, the Security Agent shall take such action, or refrain from taking such action, with respect to any such Event of Default (including with respect to the exercise of any rights or remedies hereunder) as the Security Agent shall be instructed in writing by the Required Lenders.  Subject to the provisions of Section 10.03, if the Security Agent shall not have received instructions as above provided within 20 calendar days after giving notice of such Event of Default to the Lenders, the Security Agent may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 10.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to any such Event of Default as it shall determine advisable in the best interests of the Lenders and shall use the same degree of care and skill in connection therewith as a prudent person would use under the circumstances in the conduct of such person’s own affairs; provided that the Security Agent may not sell the Airframe or any Engine without the consent of the Required  Lenders.  In the event the Security Agent shall at any time commence to foreclose or otherwise enforce this Security Agreement, the Security Agent shall forthwith notify the Lenders and the Borrower.  For all purposes of this Security Agreement, in the absence of Actual Knowledge on its part, the Security Agent shall not be deemed to have knowledge of any Potential Default, or any Event of Default unless notified in writing by the Borrower or one or more Lenders.  This Section 10.01, however, is subject to the condition that, if at any time after the principal of the Notes shall have become due and payable pursuant to Article IX and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Notes and all other amounts payable under the Notes (except the principal of the Notes which by such declaration shall have become payable) shall have been duly paid, and every other Potential Default and Event of Default with respect to any covenant or provision of this Security Agreement shall have been cured, then and in every such case the Required Lenders may (but shall not be obligated to), by written instrument filed with the Security Agent, rescind and annul such acceleration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Potential Default or Event of Default or impair any right consequent thereon.

(b)           Other Notices.  The Security Agent will furnish to each Lender promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Security Agent under any Transaction Document to the extent the same shall not have been otherwise directly distributed to the Lenders pursuant to the express provision of any other Transaction Document.

Section 10.02 Action Upon Instructions.  (a)  Subject to the terms of Sections 9.05, 10.01 and 10.03, upon the written instructions at any time and from time to time of the Required Lenders, the Security Agent shall take such of the following actions as may be specified in such instructions:  (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or under any other Transaction Document or in respect of any part or all of the Estate as shall be specified in such instructions and which shall not be inconsistent with the terms hereof; (ii) take such action with respect to, or to preserve or protect, the Estate (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Security Agreement; and (iii) take such other action in respect of the subject matter of this Security Agreement as is consistent with the terms hereof and the other Transaction Documents.  The Security Agent will authorize and file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Security Agreement Estate as may be specified from time to time in written instructions of the Required Lenders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed).

(b)           If any Event of Default shall have occurred and be continuing, on request of the Required Lenders, and subject to the terms and conditions set forth in this Security Agreement, the Security Agent shall exercise such remedies under Article IX as shall be specified in such request.  The Security Agent agrees to provide to the Lenders concurrently with (or, if commercially reasonable, prior to) such action by the Security Agent, notice of such action by the Security Agent, provided that the failure to give any such notice to such Lenders shall not affect the validity of such action.

Section 10.03 Indemnification.  The Security Agent shall not be required to take any action or refrain from taking any action under Sections 10.01 (other than the first sentence thereof) or 10.02 or Article IX unless the Security Agent shall have been indemnified by the Lenders against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith.  The Security Agent shall not be under any obligation to take any action under this Security Agreement and nothing in this Security Agreement contained shall require the Security Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  The Security Agent shall not be required to take any action under Section 10.01 (other than the first sentence thereof) or 10.02 or Article IX, nor shall any other provision of this Security Agreement be deemed to impose a duty on the Security Agent to take any action, if the Security Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

Section 10.04 No Duties Except as Specified in Security Agreement or Instructions.  The Security Agent shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Security Agreement or any part of the Estate, except as expressly provided by the terms of this Security Agreement or as expressly provided in written instructions from Lenders as provided in this Security Agreement; and no implied duties or obligations shall be read into this Security Agreement against the Security Agent.  The Security Agent agrees that it will, in its individual capacity and at its own cost and expense promptly take such action as may be necessary to duly discharge all Security Agent Liens on any part of the Estate.

Section 10.05 No Action Except Under Loan Agreement, Security Agreement or Instructions.  The Security Agent agrees that it will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Estate except in accordance with the powers granted or reserved to, or the authority conferred upon, the Security Agent pursuant to this Security Agreement and in accordance with the express terms hereof.

ARTICLE XI

THE SECURITY AGENT

Section 11.01 Acceptance of Duties.  The Security Agent accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Security Agreement and agrees to receive and disburse all monies constituting part of the Estate in accordance with the terms hereof.  The Security Agent, in its individual capacity shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence or failure to use ordinary case in the receipt, handling and disbursement of funds, (b) as provided in the last sentence of Section 10.04, and (c) for liabilities that may result from the nonperformance of any covenant of the Security Agent in the Loan Agreement or any other Transaction Document.

Section 11.02 Absence of Duties.  Except in accordance with written instructions furnished pursuant to Section 10.01 or 10.02, and except as provided in, and without limiting the generality of, Sections 10.03 and 10.04, the Security Agent shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Security Agreement or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance, whether or not the Borrower shall be in default with respect thereto, (iii) to see to the payment or discharge of any Lien of any kind against any part of the Estate other than Security Agent Liens, (iv) to confirm, verify or inquire into the failure to receive any financial statements of the Borrower or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Borrower’s covenants under this Security Agreement with respect to the Aircraft.  Except as expressly otherwise provided herein and in the Loan Agreement, the Lenders shall not have any duty or responsibility hereunder, including, without limitation, any of the duties mentioned in clauses (i) through (v) above.

Section 11.03 No Representations or Warranties as to Aircraft or Documents.  THE SECURITY AGENT DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF WHATSOEVER.  The Security Agent does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Security Agreement or the Notes or as to the correctness of any statement contained in any thereof.  The Lenders make no representation or warranty hereunder whatsoever.

Section 11.04 No Segregation of Monies; No Interest.  Subject to the provisions of Article XII, any monies paid to or retained by the Security Agent pursuant to any provision hereof and not then required to be distributed to any Lender need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Security Agent shall not (except as otherwise provided in Section 12.01) be liable for any interest thereon; provided that any payments received or applied hereunder by the Security Agent shall be accounted for by the Security Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

Section 11.05 Reliance; Agents; Advice of Counsel.  The Security Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Security Agent may accept a copy of a resolution of the Board of Directors of any party to the Loan Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect.  As to the aggregate unpaid principal amount of Notes outstanding as of any date and any other amounts owed under such Notes, the Borrower may for all purposes hereof rely on a certificate signed by any Vice President or other authorized officer of the Security Agent.  As to any fact or matter relating to the Borrower the manner of ascertainment of which is not specifically described herein, the Security Agent may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Borrower, as to such fact or matter, and such certificate shall constitute full protection to the Security Agent for any action taken or omitted to be taken by it in good faith in reliance thereon.  The Security Agent shall assume, and shall be fully protected in assuming, that the Borrower is authorized to enter into this Security Agreement and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Borrower with respect thereto.  In the administration of the trust hereunder, the Security Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Estate, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Borrower and the Security Agent shall not be liable for anything done, suffered or omitted in good faith in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

Section 11.06 Further Assurances; Financing Statements.  At any time and from time to time, upon the request of the Security Agent, the Borrower shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary or desirable to perfect, preserve or protect the security interests created or intended to be created hereby, or to obtain for the Security Agent the full benefit of the specific rights and powers herein granted, including, without limitation, the authorization and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the security interests created or intended to be created hereby.

ARTICLE XII

INVESTMENT OF FUNDS

Section 12.01 Investment of Funds.  Any moneys paid to or retained by the Security Agent that are required to be paid to the Borrower or applied for the benefit or at the direction of the Borrower, but which the Security Agent is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Potential Default or Event of Default), shall, until paid to Borrower or otherwise applied in accordance with the terms of the Transaction Documents, be invested by the Security Agent as Borrower (or if an Event of Default shall have occurred and is continuing, the Security Agent) may from time-to-time direct in writing (or orally and confirmed in writing) (it being understood that absent such a direction, there shall be no obligation to invest such moneys) in (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (iii) commercial paper not issued by the Borrower maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than

$500,000,000; (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) auction rate preferred securities that have the highest rating obtainable from either S&P or Moody’s and with a maximum reset date at least every 30 days  There shall be promptly remitted to Borrower or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net or any, fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Potential Default or an Event of Default shall have occurred and be continuing.  The Borrower shall be responsible for any net loss realized as a result of any such investment and shall reimburse the Security Agent on demand.  All investments held by the Security Agent pursuant to this Section 12.01 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Security Agent, or (b) held in an Eligible Account.

ARTICLE XIII

SUCCESSOR SECURITY AGENTS

Section 13.01 Resignation of Security Agent; Appointment of Successor.  (a)  The Security Agent or any successor thereto may resign at any time without cause by giving at least 30 calendar days’ prior written notice to the Borrower and each Lender, such resignation to be effective upon the acceptance of the duties of the Security Agent hereunder by a successor Security Agent.  In addition, the Required Lenders may at any time remove the Security Agent without cause by an instrument in writing delivered to the Borrower and the Security Agent, such removal to be effective upon the acceptance of the duties of the Security Agent hereunder by a successor Security Agent.  In the case of the resignation or removal of the Security Agent, the Required Lenders may appoint a successor Security Agent by an instrument signed by such Lenders.  If a successor Security Agent shall not have been appointed within 30 calendar days after such notice of resignation or removal, the Security Agent, the Borrower or any Lender may apply to any court of competent jurisdiction to appoint a successor Security Agent to act until such time, if any, as a successor shall have been appointed as above provided.  The successor Security Agent so appointed by such court shall immediately and without further act be superseded by any successor Security Agent appointed as above provided within one year from the date of the appointment by such court.

(b)           Any successor Security Agent, however appointed, shall execute and deliver to the Borrower and to the predecessor Security Agent an instrument accepting such appointment (including, consenting to the registration with the International Registry of an assignment of international interests registered for the benefit of the predecessor Security Agent relating to the Airframe and any Engines), and thereupon such successor Security Agent, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Security Agent hereunder in the trusts hereunder applicable to it with like effect as if originally named the Security Agent herein; but nevertheless upon the written request of such successor Security Agent, such predecessor Security Agent shall execute and deliver an instrument transferring to such successor Security Agent, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Security Agent, and such predecessor Security Agent shall duly assign, transfer, deliver and pay over to such successor Security Agent all monies or other property then held by such predecessor Security Agent hereunder.

(c)           Any successor Security Agent, however appointed, shall, so long as no Event of Default shall be continuing, be reasonably acceptable to the Borrower, be a “citizen of the United States” within the meaning of Section 40102(a)(15) of the Federal Aviation Act and either (x) shall be a Lender or (y) shall be a bank or trust company having a combined capital and surplus of at least $500,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Security Agent hereunder upon reasonable or customary terms.

(d)           Any corporation into which the Security Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Agent shall be a party, subject to the terms of paragraph (c) of this Section, be the Security Agent under this Security Agreement without further act.

ARTICLE XIV

[RESERVED]

ARTICLE XV

MISCELLANEOUS

Section 15.01 Termination of Security Agreement.  Upon payment in full of the principal of and interest on, Prepayment Fee (if any) and LIBOR Breakage Costs (if any), and all other amounts due under all Notes and the payment and performance in full of all other Secured Obligations then due and, if a Potential Default or an Event of Default shall have occurred and be continuing, payment in full of the Other Secured Obligations then due and unpaid, the Security Agent shall execute and deliver to or as directed in writing by the Borrower an appropriate instrument releasing the Aircraft and the Estate from the Lien of this Security Agreement, and the Security Agent shall execute and deliver such instrument as aforesaid and, at the Borrower’s expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Borrower to give effect to such release; provided, however, that this Security Agreement and the trusts created hereby shall earlier terminate and this Security Agreement shall be of no further force or effect and the rights of the Lenders and the Security Agent shall terminate (and the Security Agent shall release, by an appropriate instrument, the Estate and the Aircraft from the Lien of this Security Agreement) upon any sale or other final disposition by the Security Agent of all property part of the Estate and the final distribution by the Security Agent of all monies or other property or proceeds constituting part of the Estate in accordance with the terms hereof.  In addition, in connection with the release of the Lien of this Security Agreement, if an international interest in favor of the Security Agent with respect to the Airframe and any Engine subject to the Security Agreement shall have been registered with the International Registry, the Security Agent shall discharge or consent in writing to the discharge of such registration.  Except as aforesaid otherwise provided, this Security Agreement and the security interests created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 15.02 No Legal Title to Estate in Lenders.  No Lender shall have legal title to any part of the Estate.  No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Lender in and to the Estate or hereunder shall operate to terminate this Security Agreement or entitle such Lender or any successor or transferee of such Lender to an accounting or to the transfer to it of legal title to any part of the Estate.

Section 15.03 Sale of Aircraft by the Security Agent is Binding.  Any sale or other conveyance of the Aircraft by the Security Agent made pursuant to the terms of this Security Agreement shall bind the Lenders and shall be effective to transfer or convey all right, title and interest of the Security Agent, the Borrower and the Lenders in and to such Aircraft.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Security Agent.

Section 15.04 Security Agreement for Benefit of the Security Agent and Lenders.  Nothing in this Security Agreement, whether express or implied, shall be construed to give to any person other than the Borrower, the Security Agent, and the Lenders any legal or equitable right, remedy or claim under or in respect of this Security Agreement.

Section 15.05 No Action Contrary to Borrower’s Rights; Quiet Enjoyment.  Notwithstanding any of the provisions of this Security Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, the Security Agent agrees that it will not take any action in violation of the Borrower’s rights, including the right to quiet enjoyment, possession and use of the Aircraft in accordance with the terms of this Security Agreement by Borrower or its Lessee.

Section 15.06 Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Security Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telex, or by confirmed facsimile or electronic mail and (i) if to the Security Agent, addressed to it at its office at 300 South Grand Avenue, Los Angeles, CA 90071, Attention: Kathleen Park, facsimile: 213-613-3566, or (ii) if to the Borrower, addressed to it at its office at 3375 Koapaka Street, Honolulu, HI 96819, Attention: Executive Vice President, Chief Financial Officer and Treasurer, facsimile: 808-835-3699, or (iii) if to any Lender, addressed to such party at such address as such party shall have furnished by notice to the Borrower and the Security Agent, or, until an address is so furnished, addressed to the address of such party (if any) set forth on the signature pages of the Loan Agreement.  Whenever any notice in writing is required to be given by the Borrower or the Security Agent or any Lender to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is received, if such notice is mailed by certified mail, postage prepaid, or is sent by courier service, or by confirmed facsimile addressed as provided above.  Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Security Agreement.

Section 15.07       Authorization of Financing Statements.  Pursuant to any applicable law, the Borrower authorizes the Security Agent (which shall be deemed a permissive right and not an obligation) to file or record financing statements and other filing or recording documents or instruments with respect to the Estate without the signature of the Borrower in such form and in such offices as the Security Agent and the Required Lenders determine appropriate to perfect the security interests of the Security Agent under this Security Agreement.

Section 15.08       Severability.  To the fullest extent permitted by law, any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.09       No Oral Modifications or Continuing Waivers.  No terms or provisions of this Security Agreement may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Security Agreement.  Any waiver hereof shall be effective only in the specific instance and for the specific purpose for which such waiver was given.

Section 15.10       Successors and Assigns.  This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Borrower may not assign or transfer its rights and obligations under this Security Agreement without Security Agent’s prior written consent.

Section 15.11       Headings.  The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 15.12       Governing Law; Counterpart Form.  (a)  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS THAT MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION.  THIS SECURITY AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.  Each of the Borrower and Security Agent hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Transaction Document, or for recognition or enforcement of any judgment, and each of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the making of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 15.06, such service to become effective thirty (30 days after such mailing.  Each of the Borrower and Security Agent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Security Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Security Agreement or the other Transaction Documents against any other party hereto, or such party’s properties, in the courts of any jurisdiction.

(b)           Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.13       WAIVER OF JURY TRIAL.  EACH OF THE BORROWER AND THE SECURITY AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.14       Counterparts.  This Security Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

*          *          *

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Security Agreement has been made and delivered in the City of New York and shall become effective only upon such execution and delivery.

HAWAIIAN AIRLINES, INC.,
as Borrower

By:
Its:

By:
Its:

C.I.T LEASING CORPORATION,
as Security Agent

By:
Its: